AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2006
                                      AN EXHIBIT LIST CAN BE FOUND ON PAGE II-2.
                                                     REGISTRATION NO. 333-123292

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        LEVIN TEXTILES INTERNATIONAL INC.
                        ---------------------------------
                 (Name of small business issuer in its charter)

          DELAWARE                        2200                   98-0437836
          --------                        ----                   ----------
   (State or jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                                315 E. 2nd Avenue
                           Vancouver, British Columbia
                                 Canada V5T 1B9
                                 (604) 215-3294
                                 --------------
          (Address and telephone number of principal executive offices)

                             Simon Levin, President
                                315 E. 2nd Avenue
                           Vancouver, British Columbia
                                 Canada V5T 1B9
                                 (604) 215-3294
                                 --------------
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                                 Marc Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                                 (212) 930-9700

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                    CALCULATION OF REGISTRATION FEE
==========================================   ===================   =====================   ====================   =================
                                                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING       AMOUNT OF
            TO BE REGISTERED                      REGISTERED             SECURITY (1)              PRICE           REGISTRATION FEE
------------------------------------------   -------------------   ---------------------   --------------------   -----------------
Common Stock, $.001 par value per share,            780,000               $0.10                 $  78,000                 $ 9.18
to be offered by the selling stockholders
------------------------------------------   -------------------   ---------------------   --------------------   -----------------
Common Stock, $.001 par value per share,          2,500,000               $0.10                 $ 250,000                 $29.43
for sale by the Company
------------------------------------------   -------------------   ---------------------   --------------------   -----------------
Total                                             3,280,000                                     $ 328,000                 $38.61(2)
==========================================   ===================   =====================   ====================   =================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

(2)   Fee previously paid.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2006

                        LEVIN TEXTILES INTERNATIONAL INC.
                               3,280,000 SHARES OF
                                  COMMON STOCK


      This prospectus relates to the sale of 3,280,000 shares of our common stock, par value $.001 per share. Of the 3,280,000 shares, up to 2,500,000 shares may be sold by us at $0.10 per share. The common stock will be sold through our sole officer and director, Simon Levin, to investors, both inside and outside the United States. For purposes of this offering, the officer and director involved in offering and selling the shares on our behalf may be deemed to be an underwriter of this offering. The shares will be sold as a self-underwritten offering with no minimum number of shares required to be sold in order for us to accept funds. We have no arrangement to place the proceeds of this offering in an escrow, trust or similar account. We will offer shares pursuant to this prospectus until December 31, 2005. No assurance can be given on the number of shares we will sell or that we will be able to sell any shares.


      In addition, this prospectus relates to the resale of up to 780,000 shares of common stock by selling stockholders. The selling stockholders may sell their common stock from time to time in private negotiated transactions. The selling stockholders will offer or sell shares of our common stock at $0.10 per share unless and until the offering price is changed by subsequent amendment to this prospectus or our shares are quoted on the OTC Bulletin Board. Should our shares become listed on the OTC Bulletin Board, selling stockholders may then sell shares at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We have paid the expenses of preparing this prospectus and the related registration expenses.


      Our common stock is not currently traded on any exchange or quotation system.


          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.

      We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


=============================================  =====================  ======================  ====================
                                                Price to the Public      Maximum Selling         Proceeds to the
                                                                           Commission               Company (1)
---------------------------------------------  ---------------------  ----------------------  --------------------
Per Share                                             $    0.10                 0                    $   0.10
---------------------------------------------  ---------------------  ----------------------  --------------------
2,500,000 shares of common stock offered by           $ 250,000                 0                    $250,000
us
---------------------------------------------  ---------------------  ----------------------  --------------------
780,000 shares of common stock offered by             $  78,000                 0                           0
selling stockholders
---------------------------------------------  ---------------------  ----------------------  --------------------

(1)   Before deducting expenses related to the offering anticipated to be
      $25,000

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

Prospectus Summary                                                            1
Risk Factors                                                                  2
The Offering                                                                  6
Use of Proceeds                                                               6
Dilution                                                                      7
Market For Common Stock                                                       7
Dividend Policy                                                               8
Forward Looking Statements                                                    8
Business                                                                      9
Description of Property                                                      12
Legal Proceedings                                                            12
Management's Discussion and Analysis and Plan of Operations                  14
Management                                                                   16
Executive Compensation                                                       17
Certain Relationships and Related Transactions                               18
Security Ownership of Certain Beneficial Owners and Management               19
Plan of Distribution                                                         20
Selling Stockholders                                                         22
Description of Securities                                                    23
Indemnification for Securities Act Liabilities                               24
Legal Matters                                                                24
Experts                                                                      24
Additional Information                                                       24
Index to Financial Statements                                                25

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements.

                        LEVIN TEXTILES INTERNATIONAL INC.

      We were incorporated under the laws of the State of Delaware on July 7, 2004 to act as a holding company for our wholly-owned subsidiary, Levin Industries Ltd. By a Share Purchase Agreement dated July 22, 2004, we acquired 100% of the issued and outstanding common stock of Levin Industries Ltd. from Simon Levin in consideration for the issue of 2,500,000 shares of our common stock and $2,500. At the time of the Share Purchase Agreement, Mr. Levin was the owner of Levin Industries and our President. Levin Industries was incorporated on February 16, 2004 under the Company Act of British Columbia and was owned by Simon Levin, our President. Levin Industries is a sales and marketing company based in Vancouver, British Columbia, Canada. Levin Industries' goal it is to generate manufacturing contracts and place them in manufacturing facilities in North America and Asia. Levin Industries receives a fixed commission for the procurement of these contracts. Levin Industries also intends to acquire minority interests in manufacturing facilities in Asia. We are a development stage business and have had nominal revenues since our formation. There is currently no public market for our common stock. Subsequent to this offering, we hope to have our common stock approved for quotation on the Over-The-Counter Bulletin Board.

      We currently have one client, ANK Apparel Source Inc., which is an affiliate of ours. ANK Apparel Source's headquarters and location of its operations is 315 E. 2nd Avenue, Vancouver, British Columbia V5T 1B9, Canada. To date, all of our revenues have resulted from our contract with ANK Apparel. Pursuant to the agreement with ANK Apparel, we are acting as a sales and marketing representative of ANK Apparel. We solicit customers for products and services provided by ANK Apparel, of which we receive a commission on the amount of products and services placed, which is 2% of the net invoice amount. Upon reaching commissions of $80,000 per year, we shall receive an additional 1.5%, or a total of 3.5% commission on all contracts we procure from that point forward for the rest of the year. The agreement is non-exclusive, which allows us to place products and services with other companies. We own approximately 16% of the issued and outstanding shares of common stock of ANK Apparel. In addition, our President, Simon Levin, is a member of the Board of Directors of ANK Apparel. Except as disclosed herein, there are no other relationships, affiliations or contracts between us and ANK Apparel.

      We have incurred losses since our inception and we expect to incur losses for the foreseeable future. For the period from February 16, 2004 (date of inception) to November 30, 2005, we incurred a net loss of $31,674. As a result of operating losses from inception and our being a development stage company, these issues raise substantial doubt about our ability to continue as a going concern.

      Our principal executive offices are located at 315 E. 2nd Avenue, Vancouver, British Columbia, Canada V5T 1B9. Our telephone number is (604) 215-3294.

OFFERING SUMMARY

      Selling stockholders are offering for resale up to 780,000 shares of our common stock which they currently own. We will not be involved in the offer or sale of these shares other than registering such shares for resale pursuant to this prospectus.

      We are offering up to 2,500,000 shares of its common stock in order to raise up to $250,000 of proceeds to be used in our business operations.

                        SUMMARY OF FINANCIAL INFORMATION


                                                 November 30,     August 31,
                                                    2005            2005
                                                      $               $
                                                 (Unaudited)      (Audited)
Balance Sheet
-------------
Total Assets                                       131,119         88,028

Total Liabilities                                   96,258         75,509

Total Stockholders' Equity                          34,861         12,519

                                                         From
                                                   February 16, 2004    Three Month
                                                  (Date of Inception)   Period Ended     Year Ended
                                                     to November 30,     November 30,    August 31,
                                                         2005               2005            2005
                                                          $                   $              $
                                                     (unaudited)         (unaudited)      (audited)
Statement of Operations
-----------------------
Revenue                                                      180,467          69,335         86,035

Total Expenses                                               185,202          28,673         91,598

Net  Income (Loss)                                           (31,674)         21,806        (13,646)

Comprehensive Income (Loss)                                  (30,937)         22,342        (13,445)

Net Income (Loss) Per Share - Basic and Diluted                                 0.01             --

RISK FACTORS

      Our business involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition, and results of operations could be materially and adversely affected. This could cause the trading price of our common stock to decline, with the loss of part or all of an investment in the common stock.

RISKS RELATED TO OUR BUSINESS

OUR FINANCIAL STATUS CREATES A SUBSTANTIAL DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN FOR MORE THAN 12 MONTHS FROM THE DATE OF THIS PROSPECTUS. IF WE DO NOT CONTINUE AS A GOING CONCERN, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

      We reported a net loss totaling $31,674 from February 16, 2004, our date of inception, until November 30, 2005. We will require additional working capital to develop business operations. We intend to raise additional working capital either through private placements, public offerings and/or bank financing. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose the entire amount of their investment.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE. FOR THAT REASON, IT WOULD BE DIFFICULT FOR A POTENTIAL INVESTOR TO JUDGE OUR PROSPECTS FOR SUCCESS.

      We were organized in July 2004 and our operating subsidiary was organized in February 2004 and have had limited operations since our inception from which to evaluate our business and prospects. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. In evaluating our business and prospects, these difficulties should be considered.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED.

      Based upon our current cash reserves and forecasted operations, we believe that we will need to obtain at least $1 million in outside funding to implement our plan of operation over the next twelve months. Although we are seeking to raise up to $250,000 in this offering, there is no assurance that this amount or any meaningful amount can be raised in this offering. Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we may be required to reduce the scope of our business activities until we can obtain adequate financing. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities.

IF WE OBTAIN ADDITIONAL FINANCING, OUR THEN EXISTING SHAREHOLDERS WILL SUFFER SUBSTANTIAL DILUTION.

      If we are able to obtain additional financing in the amounts needed, whether it be in the form or equity financing or convertible debt financing, the number of shares issued or issuable upon the financing is likely to exceed the number of shares of our common stock currently issued and outstanding, which will cause immediate and substantial dilution to our then existing shareholders.

      THE LOSS OF SIMON LEVIN COULD RESULT IN THE TERMINATION OF OUR BUSINESS; IF WE ARE NOT ABLE TO RETAIN ADDITIONAL KEY PERSONNEL, OUR BUSINESS COULD SUFFER.

      Our success depends to a large degree upon the skills of Mr. Levin, our sole officer and director, and upon our ability to identify, hire, and retain additional senior management, sales, marketing and financial personnel. We may not be able to retain our existing key personnel or to attract and retain additional key personnel. Mr. Levin is our sole officer, director and majority shareholder, and our business is solely reliant on his ability to conduct business. The loss of Mr. Levin could result in the termination of our business operations. We do not have "key person" insurance on the life of Mr. Levin. The failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on our business.

WE ARE CURRENTLY DEPENDENT ON OUR CONTRACT WITH ANK APPAREL, AN AFFILIATE OF OURS, TO GENERATE REVENUES, THE LOSS OF WHICH COULD SIGNIFICANTLY REDUCE REVENUE.

      Our revenue is dependent upon the contractual relationships we can establish with companies to place their products in manufacturing facilities. We currently have one contract with ANK Apparel and hope to general additional contracts in the future. Although we believe we will continue to meet all of our material obligations under such contracts, there can be no assurance that such contracts will continue or will be available for renewal on favorable terms. The loss of our contract with ANK Apparel would eliminate the source of all of our revenues to date. We are currently seeking to develop additional contracts with other manufacturers to reduce our dependence on the contract with ANK Apparel, although there is no assurance that we will be successful in development new contracts. Failure to obtain new contracts or extensions on current contracts for any reason, could have a significant negative impact on our revenue.

A MANUFACTURER'S INABILITY TO PRODUCE OUR CLIENTS' GOODS ON TIME AND TO OUR CLIENTS' SPECIFICATIONS COULD RESULT IN LOST REVENUE AND NET LOSSES.

      We do not own or operate any manufacturing facilities and therefore depend upon third parties for the manufacture of all of the products for which we generate contracts for our clients. These products are manufactured to our client specifications. The inability of a manufacturer to process our goods on time, ship orders of the products in a timely manner or to meet the quality standards could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect as our revenues would decrease and we would incur net losses as a result of the manufacture of such products, if any sales could be made. Because of the seasonality the apparel business in particular, the dates on which customers need and require shipments of products are critical, as styles and consumer tastes change so rapidly in the apparel business, particularly from one season to the next. Further, because quality is a leading factor when customers and retailers accept or reject goods, any decline in quality by our third-party manufacturers could be detrimental not only to a particular order, but also to our future relationship with that particular customer.

IF A MANUFACTURER FAILS TO USE ACCEPTABLE LABOR PRACTICES, WE MIGHT HAVE DELAYS IN SHIPMENTS OR FACE JOINT LIABILITY FOR VIOLATIONS, RESULTING IN DECREASED REVENUE AND INCREASED EXPENSES.

      While we require our independent manufacturers to operate in compliance with applicable laws and regulations, we have no control over the ultimate actions of our independent manufacturers. While our internal and vendor operating guidelines promote ethical business practices and our staff periodically visit and monitor the operations of our independent manufacturers, we do not control these manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer of ours or the divergence of an independent manufacturer's labor practices from those generally accepted as ethical in the United States, could interrupt, or otherwise disrupt the shipment of finished products to our clients or damage our reputation. Any of these, in turn, could have a material adverse effect on our financial condition and results of operations. In particular, the laws governing garment manufacturers in the State of California impose joint liability upon us and our independent manufacturers for the labor practices of those independent manufacturers. As a result, should one of our independent manufacturers be found in violation of state labor laws, we could suffer financial or other unforeseen consequences. We have never used or currently intend to use a manufacturer in the State of California, although we cannot rule out using one in the future.

MANUFACTURING ACTIVITIES IN ASIA ARE RISKY AND COULD RESULT IN THE LOSS OF BUSINESS

      Our business plan contemplates entering into manufacturing agreements with clothing manufacturing facilities in Asia, and China in particular. Operations in China are subject to such risks as imposed duties, quotas and tariffs are subject to change by the government. In addition, sectors of the economy are subject to state control, which could reduce or eliminate our ability to manufacture clothing in China. The risk of political pressures and "trade wars" with countries such as the United States could potentially harm or disrupt our business activities. As well, there is a risk of delays in shipping of products as the goods are processed through customs. There is also a higher risk of goods being stolen from ports in China awaiting shipment. Should any of this risks come to fruition, it could have a significant negative effect on our results of operations and could result in the loss of business.

THE OFFERING PRICE OF $0.10 PER SHARE WAS ARBITRARILY DETERMINED BY US AND IS NOT BASED ON ANY TRADING MARKET VALUE WHICH MAKES THE OFFERING PRICE SPECULATIVE AND SUBJECT TO SIGNIFICANT CHANGE AFTER PURCHASE.

      The price of our common stock offered hereby has been arbitrarily determined by us and bears no relationship to our earnings, book value or any other recognized criteria of value. Our shares are not currently traded on any stock market. Consequently, no established market value for our shares exists. As a result, there is no assurance that shares purchased pursuant to this prospectus can be resold at or above the offering price.

INVESTORS WILL EXPERIENCE AN IMMEDIATE AND SUBSTANTIAL DILUTION OF THEIR INVESTMENT.

      Purchasers in this offering will experience an immediate and substantial dilution of their investment. Investors who purchase shares will pay a price per share that substantially exceeds the value of our assets after subtracting its liabilities. For more information on the dilution that investors will experience regarding their investment please look at the "Dilution" section below.

THE ENTIRE AMOUNT OF ANY INVESTMENT MAY BE LOST DUE TO OPERATING EXPENSES.

      We cannot ensure that any investment in us will not be lost due to operating expenses, including those costs for keeping us an active reporting company with the Securities and Exchange Commission. Our viability could also be seriously affected by rising operating expenses such as: sales and marketing; travel; electricity; insurance and administrative costs, security and regulatory compliance. If we cannot control operating costs or adequately cover them, and because there is no source of cash flow into our business, the investor should consider that their entire investment could be lost.

NO UNDERWRITER IS BEING USED.

      We are using our best efforts to market us and our shares of stock for sale. We are not using any underwriting firm, placement agent or any other person to market or sell the shares. There is no assurance that we can sell all or any of the securities. There may be less of a due diligence review performed by us in this offering than if the offering were being underwritten where an underwriting firm would perform a thorough due diligence review of us.

WE MAY RECEIVE LITTLE OR NO PROCEEDS FROM THIS OFFERING.

      We may receive little or no proceeds from this offering. It is intended that the proceeds originally will be used to maintain the filing status with the Securities and Exchange Commission and with any state securities commissions if the shares are registered in any of the states or other jurisdictions which require registration of securities. The proceeds will then be applied as per the "Use of Proceeds" section below. A lack of proceeds will severely hinder our marketing and travel, and will require us to scale back operations and seek funding through other avenues.

WE DO NOT INTEND TO IMMEDIATELY REGISTER WITH ANY OF THE STATE OR OTHER JURISDICTIONS, WHICH MAY RESULT IN FUTURE REGISTRATION COSTS AND LIMITED MARKETS FOR RESALE.

      We do not intend to immediately register the securities with any of the states or other jurisdictions that may require registration in order to be sold in said state or jurisdiction. This registration may need to be made at a future date and will vary in costs depending on the state or jurisdiction. In states or jurisdictions were such registration is required, investors may not be able to freely trade the shares in that state or jurisdiction.

      Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state there must be a registration in place to cover the transaction or else it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our stock will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy our stock. Accordingly, you should consider the resale market for our securities to be limited. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

OUR SOLE OFFICER AND DIRECTOR, MR. LEVIN, WILL OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

      Upon completion of this offering, our sole officer and director, Mr. Levin will, in the aggregate, beneficially own approximately 50.51% of our outstanding common stock. As a result, Mr. Levin will have the ability to control substantially all matters submitted to our stockholders for approval, including:

      o     election of our board of directors;

      o     removal of any of our directors;

      o     amendment of our certificate of incorporation or bylaws; and

      o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

      As a result of his ownership and position, Mr. Levin is able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by Mr. Levin, or the prospect of these sales, could adversely affect the market price of our common stock. Mr. Levin's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS RELATED TO OUR COMMON STOCK

There is currently no public market for our common stock. Failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

      Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

                                  THE OFFERING

      We are registering up to 2,500,000 shares of common stock for sale to the public. The common stock will be sold by our sole officer and director Simon Levin, to investors inside and outside the United States. Other than possible reimbursement for out-of-pocket selling costs incurred by the officers and directors in their selling efforts and costs of preparing this prospectus, no commissions or other deductions will be paid from the proceeds raised. There is no minimum number of shares that must be sold in order for us to accept funds and consummate investor purchases.

DETERMINATION OF OFFERING PRICE


      We have arbitrarily determined the initial public offering price of the shares at $0.10 per share which price does not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets. Rather, the offering price per share was derived from a subjective consideration by management of various factors including:

      o prevailing market conditions, including the history and prospects for the industry in which we compete;

      o     our future prospects; and

      o     our capital structure.

      Due to the arbitrary nature of the $0.10 offering price of the shares, such valuation may not be indicative of prices that may prevail at any time or from time to time in the future. You cannot be sure that a public market for any of our securities will develop and continue or that the shares will ever trade at a price higher than the offering price in this offering.

      We are also registering on behalf of selling stockholders, for resale up to 780,000 shares of common stock. The shares of common stock offered for resale may be sold in a secondary offering by the selling stockholders by means of this prospectus. The shares will be sold at a price of $0.10 per share. We will not participate in the resale of shares by selling stockholders.

                                 USE OF PROCEEDS

      The proceeds from the sale of the shares of common stock offered by us are estimated to be up to $250,000 based on a public offering price of $0.10 per share. We intend to utilize the estimated proceeds during the twenty-four month period following this offering for the following purposes:

----------------------------------  ----------------  ----------------  ----------------  -----------------
                                    25% of Maximum    50% of Maximum    75% of Maximum    Maximum Offering
                                    Offering Amount   Offering Amount   Offering Amount   Amount
----------------------------------  ----------------  ----------------  ----------------  -----------------
Total Proceeds                      $ 62,500         $ 125,000         $ 187,500         $ 250,000


Legal and Accounting Costs of       $  10,000         $  10,000         $  10,000         $  10,000
Offering (after deducting
previously paid $15,000)

Net Proceeds from Offering          $  52,500         $ 115,000         $ 177,500         $ 240,000
Use of Net Proceeds
         Joint Ventures             $  21,000         $  42,000         $  63,000         $  84,000
         Research and Travel        $   6,000         $  12,000         $  18,000         $  24,000
         Marketing and
              Advertising           $   9,500         $  46,000         $  80,500         $ 117,000
         Working Capital            $  16,000         $  15,000         $  16,000         $  15,000
----------------------------------  ----------------  ----------------  ----------------  -----------------

                                    DILUTION

Our book value per share, as of November 30, 2005 was $0.01 per share. Without taking into account any changes in our book value after November 30, 2005 and giving effect to the sale by us of 1,250,000 or 2,500,000 shares of common stock offered hereby (after deducting estimated offering expenses payable by us) the pro forma book value at November 30, 2005, would have been approximately $149,861 or $0.03 per share if 1,250,000 shares are sold and $274,861 or $0.05 per share if 2,500,000 shares are sold. This amount represents an immediate and significant dilution to new investors. The following table illustrates this dilution per share:

                                                                    1,250,000         2,500,000
                                                                   Shares Sold       Shares Sold
                                                                   -----------       -----------
Public offering price per share                                       $ 0.10            $ 0.10
Weighted average price per share paid by existing stockholders        $ 0.10            $ 0.10
    Book Value per share at November 30, 2005                         $ 0.01            $ 0.01
    Book value per share after offering                               $ 0.03            $ 0.04
Increase per share attributable to existing stockholders              $ 0.02            $ 0.04
Dilution per share to new investors                                   $ 0.07            $ 0.05

We are offering shares of our common stock to the public at a price of $0.10 per share. In July 2004, our president, Simon Levin, purchased 500,000 shares from us at a price of $0.05 per share.

The following table sets forth, as of November 30, 2005, certain information regarding the existing stockholders and the investors purchasing shares of common stock in this offering:

                50% Shares Purchased                      100% Shares Purchased
                --------------------                      ---------------------

                Number of              Amount             Number of              Amount
                 Shares    Percent    Invested  Percent    Shares    Percent    Invested  Percent
                ---------  -------   ---------  -------   ---------  -------   ---------  -------
Existing
Stockholders    3,439,500   73.3%    $  68,950   35.6%    3,439,500   57.9%    $  68,950   21.6%

New investors   1,250,000   26.7%    $ 125,000   64.4%    2,500,000   42.1%    $ 250,000   78.4%
                ---------   -----    ---------   -----    ---------   -----    ---------   -----
Total           4,689,500    100%    $ 193,950    100%    5,939,500    100%    $ 318,950    100%
                =========   =====    =========   =====    =========   =====    =========   =====

                           MARKET FOR OUR COMMON STOCK

      Our common stock is not quoted on any exchange and there is no public trading market.

      As of February 13, 2006, we had 3,439,500 issued and outstanding shares of common stock and 13 stockholders of record. We do not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of our capital stock. All 3,439,500 shares of common stock outstanding are eligible for resale pursuant to Rule 144 of the 1933 Act as they have been held for more than one year. Except for the shares being registered in this prospectus, we do not have any current intention or obligation to register any additional shares of common stock for sale.

      There is no public market for our common stock. Trades of our common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, investors in this offering, even if a market for our shares ever develops, may find it difficult to sell their shares.

      The provisions in our Certificate of Incorporation allow our board of directors to issue preferred stock with rights, preferences and privileges superior to our common stock. The issuance of preferred stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to stockholders generally. It would have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by our management. There are no shares of preferred stock outstanding, and there are no current plans, arrangements, commitments or undertakings to issue any preferred stock. However, the board of directors has the authority to issue shares of preferred stock at any time up to the amount authorized in our Certificate of Incorporation.

                                 DIVIDEND POLICY

      Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. We have not paid any dividends on our common stock and we do not have any current plans to pay any common stock dividends.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks identified in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act and Section 21E of the Securities Exchange Act do not protect any statements we make in connection with this offering.

                                    BUSINESS

INTRODUCTION AND BACKGROUND

      We were incorporated under the laws of the State of Delaware on July 7, 2004 to act as a holding company for our wholly-owned subsidiary, Levin Industries Ltd. Levin Industries, founded in February 2004, is a sales and marketing company based in Vancouver, British Columbia, Canada. Levin Industries' goal it is to generate manufacturing contracts and place them in manufacturing facilities in North America and Asia. Levin Industries receives a fixed commission for the procurement of these contracts. Levin Industries also intends to acquire minority interests in manufacturing facilities in Asia. We are a development stage business and have had nominal revenues since our formation.

CONTRACT PROCUREMENT

      Our primary focus is to generate contracts with companies that create technical outerwear clothing to place their manufacturing orders with manufacturing facilities and we will oversee the process from design to finished product. Technical outerwear clothing refers to garments that are used in self-propelled sports such as skiing and hiking, and other garments that provide moisture transfer, windproofing, waterproofing and extreme weather protection.

      Many large fashion and apparel companies do not own their own manufacturing facilities; instead, they have internal departments that are responsible for finding manufacturing facilities, negotiating contracts and overseeing the process at such facilities until the products are produced and shipped. Our business involves contacting these fashion and apparel companies and securing contracts with them to have their clothing and apparel manufactured by a manufacturing company. In this regard, we are acting on behalf of the fashion and apparel companies, not on behalf of the manufacturers. Our fee comes from the contract that we enter into, to be negotiated and determined during negotiations, with the manufacturing facility for placing business with them. We believe there is a growing market for the outsourcing of this services from in-house to companies like ours. We will assist our clients by arranging to have other companies perform the following services on an outsourced basis:

      o     Design and development;

      o     Pattern making and grading;

      o     Fabric sourcing;

      o     Sample sewing;

      o     Production;

      o     Quality control;

      o     Private label development; and

      o     Duty, quota, brokerage and TPL services.

These services would be performed by companies such as ANK Vancouver (design and development; pattern making and grading; sample sewing; and production); Performance Textiles (fabric outsourcing); and ANK Apparel (Hang Zhou) Ltd. (sample sewing and production). We do not have any contracts or agreements with these companies for these services and the fees to be charged for these services would be negotiable and will vary depending on size of order, types of services, materials, etc.

Design and development
----------------------

      This involves the creation of actual designs, including styles, colors, stitching and fabric selection through the process of having such designs make into patterns, samples created and arranging for manufacturing of the products.

Pattern making and grading
--------------------------

      Creates first pattern or make alterations to existing hard paper patterns or digitized data. All patterns are computerized using a Gerber pattern making system. Gerber is a brand of software used in the pattern making and size grading process which allows a hard cardboard pattern to be transferred onto computer graphically and sized appropriately. Patterns made from sample or specification. Grading involves making grade rules for the market that product is intended, such as men, women, youth, child, toddler, etc.

Fabric sourcing
---------------

      This service involves searching for the type, quality, fiber and amount of fabric needed for the customers' needs.

Sample sewing
-------------

      This service involves finding companies to provide the sewing of samples of the garments to be manufactured to ensure stitching, quality and proper pattern design. The samples are provided to clients for proofing prior to full manufacture of the garments. Samples can be sewn using various methods.

Production
----------

      This  involves  placing  orders  with   manufacturers  to  mass-produce  a
customer's clothing line based upon developed patterns.

Quality control
---------------

      This involves the assessment of product compliance with stated patterns, including reviewing for proper material, color, stitching and gluing.

Private label development
-------------------------

      Involves the creation of a new, independent line of clothing. Private labels are clothing lines for companies to sell in addition to, or instead of nationally known brands. For example, a retail store may carry jeans from nationally recognized brands such as Levi's, Polo, and Calvin Klein, but also carry a brand of jeans made for that retain store and only sold in that retail store. This typically involves the process from design to development.

Duty, quota, brokerage and TPL services.
----------------------------------------

      This involves the many laws and regulations relating to the amount of certain products that can be imported into a country at a particular time or over a period of time. This also involves payment of various taxes, depending on what type of goods are being shipped, where they are shipped from, where they are shipped to and how much of the product is being shipped. Failure to comply with these regulations could result in shipments being held up in transit or large financial penalties, among other repercussions.

MANUFACTURING FACILITY OWNERSHIP

      Our second business objective is to acquire equity ownership interests in clothing manufacturing companies in Asia. Our particular interest is the Pacific Rim area, and we are primarily interested in looking at China at this time. In connection with any contracts we would enter into with clothing manufacturing facilities in Asia, it is our intention to negotiate to receive an ownership interest at a discount to the market price. In return for the ownership interest in the clothing manufacturing facility, we will provide a guaranteed minimum amount of production business per month as well as sales and marketing services for the facility in the the North American markets. Through securing ownership interests in these facilities, we will have added incentive to place future manufacturing contracts with such facilities and will help ensure that our clients have access to clothing manufacturing facilities at the best rate possible. This in turn will hopefully lead to additional business for us. At this time, we have not had any contact or discussions with any clothing manufacturing facilities concerning a potential acquisition of ownership interests.

CONTRACT WITH AND OWNERSHIP IN ANK APPAREL SOURCE INC.

      We entered into an agreement with ANK Apparel Source Inc. to procure contracts on their behalf for the manufacture of clothing in ANK's manufacturing facilities. Pursuant to our agreement with ANK, we receive a commission based upon the total value of the contract we secure on their behalf. Our commission is 2% of the net invoice amount of the contracts we procure. Upon reaching commissions of $80,000 per year, we shall receive an additional 1.5%, or a total of 3.5% commission on all contracts we procure from that point forward for the rest of the year.

      In addition, we own approximately 16% of the total issued and outstanding shares of common stock of ANK. It is our intention for the immediate future to place all manufacturing contracts we secure at ANK's Canadian manufacturing facility. However, our contract with ANK does not require us to place all manufacturing contracts with ANK. In the event that we acquire an ownership interest in a clothing manufacturing facility in Asia, we can place new manufacturing contracts with those facilities. Our agreement with ANK does not prohibit us from acquiring competing interests or placing contacts with other manufacturing facilities. Our President, Simon Levin, is also a director of ANK Apparel.

      To date, we have secured four contracts to place manufacturing services with ANK Apparel. The first contract was with Cabelas Inc. for the placement of a $2 million contract. Our President, Simon Levin, has a pre-existing relationship with this client and through this relationship, was able to negotiate the contract. The second contract was with Alpha Broder for $2.1 million. We were referred to this company from an existing relationship that our President, Simon Levin had. We contacted this company and secured the contract. The last two contracts, with Gander Mountain Inc. and Running Room, for $2.5 million and $750 thousand, respectively, came about through cold calling companies. Our revenues on these contracts were based upon our commission as described above.

      As of the date of this filing, ANK Apparel Source is our only client. Our business, revenues and potential for future success is totally dependent on our contract with ANK Apparel Source. We are seeking additional clients, although there can be no assurance that we will be able to obtain additional clients or that we will be able to keep ANK Apparel Source as a client.

ANK APPAREL SOURCE INC.

      ANK Apparel Source Inc. was incorporated on November 7, 2001. It is in its fourth year of business in the technical outerwear industry. Its primary source of business is the manufacture of Technical Sports Outerwear Apparel for North American and European markets. ANK does not have a brand or its own line of clothing. ANK is a contract manufacturer. We own 16% of the issued and outstanding shares of ANK Apparel. Other than our equity ownership, there are no other affiliations between our company and our officer and director and ANK Apparel and their officers and directors.

      ANK has a manufacturing facility in Canada, owns a 35% interest in another facility in Hang Zhou, China and is negotiating to acquire an interest in another facility in China. The Canadian facility has 120 operators, a gluing facility for technical welding of pockets and seams and a quality control and trimming section. There is also a cutting department on premise that consists of the latest Gerber computerized pattern making, product grading and marker producing technology. The cutting equipment is all computerized and fully automated for consistency and accuracy. In addition, there is also an Embroidery department consisting of 24 heads for bulk production and four head machines for sampling. Within the facility, there is a small sewer-sewing floor, bulk fabric storage, packaging and shipping departments for finished products. The facility in Hang Zhou holds 100 operators with existing space to increase capacity to 200 sewers.

      ANK Canadian facilities are slowly decreasing the manufacturing capacity in Canada and increasing the capacity in Asia. This is due solely to the change in the quota and duties being abolished or decreased. As a result, China without quotas now makes it a prime location for manufacturing.

      ANK Apparel offers full package programs consisting of patternmaking, pattern size grading, fabric sourcing, sampling, fabric purchases for bulk production, packaging development, labeling, UPC coding, and EDI capabilities. ANK offers a second option of cut, make and trim only. This gives a customer an option to bring an already developed style and in stock fabric to the facility and have the production floor cut, sew and package the product.

      Following is a list of some of ANK's current and recent customers:

      o     Polo RLX Sport Line;

      o     Moonstone;

      o     Marmot;

      o     Patagonia;

      o     Cloudvail;

      o     Cabela's;

      o     Gander Mountain;

      o     Bass Pro;

      o     Arcteryx;

      o     Alpha Broder;

      o     Costco;

      o     Running Room;

      o     Forzani Group; and

      o     Eddie Bauer.

      ANK's strength is in the ability to develop and source technical fabric or develop fabrics with foreign mills and service the customer in North America rather than companies having to go offshore themselves. All development and sampling is done in Canada and finished approved garments are then sent to the Asian facility for production

      ANK's produces the following types of fabrics and designs:

      o     Base layer and next to skin underwear - moisture transfer;

      o Fleece Outerwear - Jackets, bottoms, vests - hoodies, men's, woman's and kids;

      o     Soft shell technology for windproof and waterproof outerwear;

      o     Woven shells for wind resistance;

      o Military ECWACS (Extended Cold Weather Clothing Systems) for Navy Seals and Military Personnel; and

      o     Gloves, hates scarves and other accessory items.

CUSTOMERS AND MARKETING STRATEGY

      We currently have one customer, ANK Apparel. We are seeking contracts with additional customers. We intend to focus our marketing strategy on the attending of trade shows and the networking of our President, Simon Levin, who has been involved in this industry for over 15 years.

COMPETITION

      The market for clothing manufacturing contracts is very competitive. Many companies own their own manufacturing facilities or have long-standing business relationships and personal ties with their existing manufacturers, which they are reluctant to disrupt. Additionally, we do not own our own manufacturing facility, so we are reliant upon other manufacturers whom we shall solicit to fulfill manufacturing orders.

      We must educate potential customers on the use and benefits of our services, which can require significant time and resources. The period between initial contact and the retention of our services is often long and subject to delays associated with the lengthy approval and competitive evaluation processes that typically accompany a customer's decision to change its outsourcing relationships. For many customers, the cycle could take several months, and for large customers, the cycle may require more than one year. If we are unable to obtain new customers, it could result in increased operating and marketing expenses and operating losses.

      We also face direct competition from other manufacturing service brokers who might also have contracts or relationships with existing manufacturing facilities.

GOVERNMENTAL REGULATION

      Although we are not subject to direct regulation by any local, state or federal governments, we are influenced by various regulations. Our transactions with our manufacturers and suppliers are subject to the risks of doing business aboard. Imports into the United States and Canada are affected by, among other things, the cost of transportation and the imposition of import duties and restrictions. The United States, China, India, Nepal, Sri Lanka, and other countries where products are manufactured may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adjust presently prevailing quotas, duty or tariff levels, which could affect our operations and our ability to import products various levels. We cannot predict the likelihood or frequency of any such events occurring.

      Import operations are subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries, including Hong Kong and Korea. These agreements impose quotas on the amount and type of goods which can be imported into the United States from these countries. Such agreements also allow the United States to impose, at any time, restraints on the importation of categories of merchandise that, under the terms of the agreements, are not subject to specified limits. Imported products are also subject to United States customs duties and in the ordinary course of business, and we may from time to time be subject to claims by the United States Customs Service for duties and other charges.

      We  monitor  duty,   tariff  and  quota  related   developments  and  will
continually seek to minimize our and our clients' potential exposure to quota-related risks through, among other measures, geographical diversification of manufacturing sources, the maintenance of overseas buying agents, allocation of overseas production to merchandise categories where more quota is available and shifts of production among countries and manufacturers.

      In addition to the factors outlined above, future import operations may be adversely affected by political instability resulting in the disruption of trade from exporting countries, any significant fluctuation in the value of the dollar against currencies and restrictions on the transfer of funds.

EMPLOYEES

      We currently have one full time employee, Simon Levin. We consider our relations with our employee to be good.

                             DESCRIPTION OF PROPERTY

      We maintain our principal office at 315 E. 2nd Avenue, Vancouver, British Columbia, Canada V5T 1B9. Our telephone number at that office is (604) 215-3294 and our facsimile number is (604) 255-3290. We lease 300 square feet of office space. Our monthly rent for this location is CDN$150 (approximately $129 based on current exchange rates) per month. The lease expires on September 30, 2006 and we have an option to renew the lease. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             AND PLAN OF OPERATIONS

OVERVIEW

      We were incorporated in the State of Delaware on July 7, 2004. Effective July 16, 2004, we acquired all the outstanding common stock of Levin Industries Ltd., a company under common control. Prior to the acquisition, we were a non-operating shell corporation with net assets consisting solely of cash of $25,000. The acquisition is a capital transaction in substance and therefore has been accounted for as a recapitalization.

      By a Share Purchase Agreement dated July 22, 2004, we acquired 100% of the issued and outstanding common stock of Levin Industries Ltd. in consideration for the issue of 2,500,000 shares of our common stock. Levin Industries was incorporated on February 16, 2004 under the Company Act of British Columbia and was owned by Simon Levin, our President. The principal business of Levin Industries is in the garment manufacturing industry specializing in sales, product development, initial sample approval, fabric sourcing, and product placement.

      Prior to the recapitalization, we were a non-operating shell company with net assets consisting solely of cash of $25,000. Therefore, this acquisition is a capital transaction in substance, rather than a business combination, and has been accounted for as a recapitalization. Because Levin Industries is deemed to be the acquirer for accounting purposes, the financial statements are presented as a continuation of Levin Industries and include the results of operations of Levin Industries since incorporation on February 16, 2004, and our results of operations since the date of acquisition on July 22, 2004. As at July 16, 2004, we had $25,000 of net assets which has been allocated to additional paid in capital.

PLAN OF OPERATIONS

      Our first objective is to increase the annual sales for ANK Apparel by marketing and advertising our services. To achieve this goal, we will attend trades shows for the technical and ski wear industries at which we will have a booth soliciting customers and placing contracts for ANK's facility. The Outdoor Retailer Trade show takes place in August 2006 We have recently expanded ANK's customer base by placing order with Canadian military and law enforcement divisions in Canada and law enforcement divisions in the United States. As a result, we are revising our trade show schedule to include military and law enforcement trade shows. These typically happen in the April to July months as the delivery cycles are different to outerwear. The costs for the shows is anticipated to be approximately $10,000 and we intend to cover the costs from our current cash on hand and revenues from operations.

      Our second objective is to solicit additional customers based upon previous business relationships with Simon Levin, our President. This will involve sales trips, conference calls and in-person meetings, which will also help market and advertise our services. These meetings are expected to occur between July and October 2006 and are expected to cost approximately $6,000. We intend to cover the costs from our current cash on hand and revenues from operations.

      Our third objective will be to travel to China to inspect ANK's manufacturing facilities to ensure compliance with applicable laws and regulations and to ensure that is has the ability and capacity to handle the production capacity that we hope to deliver. Expenses are estimated to be $5,000 and we intend to cover those costs from cash on hand, money raised in this offering, revenues generated or we will look for alternative funding sources.

      Our fourth objective is to raise $250,000 via this public offering to expedite our growth.

      Our fifth objective is to travel to Indonesia June of 2006. We have placed a contract with a factory in Jakarta and we intend to explore possible joint ventures for manufacturing facilities. Expenses are estimated to be $5,000 and we intend to cover those costs from cash on hand, money raised in this offering, if available, revenues generated from operations or alternative funding sources.

RESULTS OF OPERATION

Period from inception (February 16, 2004) to November 30, 2005
--------------------------------------------------------------

      We have generated $180,467 of revenues through November 30, 2005. Start-up expenses of $185,202 were incurred in the period from inception through November 30, 2005. Professional and consulting fees represented $153,024 of these start-up expenses as we are using consultants in such areas as legal, accounting, web design and marketing in developing our business. Consulting fees include $80,278 paid to Mr. Levin. Included in operating expenses in the period is $1,875 of rent donated by the Company's President. Consulting services provided by Mr. Levin include advising the company on various developing and sampling processes as well as industry information on manufacturing companies. Mr. Levin has been trained in TOC (Theory of Constraints) production management. This knowledge assists potential customers with cost efficient design for cost efficient manufacturing. He has in depth knowledge of technical fabric properties which will assist the Company in advising customers in making the appropriate fabric choices to suit the appropriate garment function.

      We incurred a net loss of $31,674 during the period from inception through November 30, 2005.

      Prior to our acquisition of assets from Levin Industries on July 7, 2004, our business had not yet commenced and no revenues had been generated.

LIQUIDITY AND CAPITAL RESOURCES

      We have incurred operating losses since the inception of our business (February 16, 2004), and, as of November 30, 2005, we have an accumulated deficit of $31,674. At November 30, 2005, we had cash and cash equivalents of $9,315 and a net working capital deficiency of $8,763. At Febraury 15, 2006, we had cash and cash equivalents of $11,773.

      To date, we have funded our operations through the issuance of common stock. During the period from inception to November 30, 2005, we raised $25,000 from the sale of 2,500,000 shares of common stock to our President, Simon Levin and $43,950 from the sale of 439,500 shares of common stock to 12 unrelated persons. We also received the benefit of having the costs of our premises donated by a related party having a total value of $1,875. We believe that the funds raised from this offering along with our current resources will allow us to continue our operations for at least the next 12 months. In the event that we are unable to obtain the effectiveness of this registration statement in a timely manner or that we are unable to sell all of the shares of common stock available pursuant to this offering, we will need to raise additional funds to continue our operations.

      On November 1, 2004, our President, Simon Levin, loaned us CDN$50,000. In connection therewith, we executed a promissory note payable to Mr. Levin. The note does not bear interest and is payable on demand. As of the date of this filing, we have repaid CDN$39,900 of the note and Mr. Levin has not made a demand for repayment of the remaining principal.

      While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development.

      By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

      We have used the $68,950 cash raised to date from the sale of stock, which includes the $25,000 raised from the sale of 2,500,000 shares to Simon Levin, our President, largely for legal and accounting services and general working capital purposes.

      We expect our expenses will continue to increase during the foreseeable future as a result of increased marketing expenses and the enhancement of our website. We are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which may have a material adverse effect on our anticipated results from operations and financial condition. Alternatively, we may seek interim financing in the form of bank loans, private placement of debt or equity securities, or some combination of these. Such interim financing may not be available in the amounts or at the times when we require, and will likely not be on terms favorable to us.

EMPLOYEES

      We anticipate hiring one sales and marketing person within six months of the effectiveness of this registration statement.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS, DIRECTOR NOMINEES AND KEY EMPLOYEES

      The following is the name and certain information regarding our current Director and Executive Officer:

      Name                    Age               Position
      ----                    ---               --------

      Simon Levin             41                President, Principal Financial
                                                Officer, Principal Accounting
                                                Officer, Secretary, Treasurer
                                                and Director

      Pursuant to our bylaws, our directors are elected at our annual meeting of stockholders and each director holds office until his successor is elected and qualified. Officers are elected by our Board of Directors and hold office until an officer's successor has been duly appointed and qualified unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of our directors and executive officers.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

      Simon Levin, President, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director. Mr. Levin has been our President, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director since the Company was founded in July 2004. Mr. Levin has been the President of Levin Industries, our wholly-owned subsidiary since its founding in February 2004. Between 1995 and February 2004, Mr. Levin was an owner, Director of Sales and Marketing and a member of the Board of Directors of Abaca Garment Maker Ltd., a garment manufacturer based in Vancouver, Canada. Mr. Levin owned 33% of Abaca until February 2004, when it was dissolved.

EMPLOYMENT AGREEMENTS

      None. Although Mr. Levin does not have an employment agreement with us, it is Mr. Levin's intention to continue working for us for at least the next 12 months.

Director Compensation

      None.

                                                  EXECUTIVE COMPENSATION

-----------------------------------------------------------------------------------------------------------------------------
                                                SUMMARY COMPENSATION TABLE
------------------------------------------------------------------ ---------------------------------------- -----------------
                                                                           Long-Term Compensation
--------------------------- -------------------------------------- ----------------------------- ---------- -----------------
                                     Annual Compensation                      Awards              Payouts
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                                                       Other       Restricted     Securities
    Name and                 Annual      Annual       Annual          Stock       Underlying       LPIP         All Other
    Principal      Fiscal    Salary      Bonus     Compensation      Awards      Options/SARs     Payouts     Compensation
    Position        Year       ($)        ($)           ($)            ($)            (#)           ($)           ($)
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------

------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
Simon Levin,        2005        0             0     43,201 (1)          0              0             0             0
President
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2004        0             0     24,354 (1)          0              0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2003       --            --         --             --             --            --            --
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------

(1)   Represents consulting fees paid.

      We were incorporated under the laws of the State of Delaware on July 7, 2004. Compensation for the year ended August 31, 2004 is from the date of inception (February 16, 2004) to August 31, 2004 of our predeccessor company, Levin Industries.

STOCK OPTION PLAN

      We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

EMPLOYEE PENSION, PROFIT SHARING OR OTHER RETIREMENT PLANS

      We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

DIRECTOR'S COMPENSATION

      At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy in the future. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments.

CONSULTING FEES

      We paid consulting fees of $12,723 to our President, Simon Levin, during the three months ended November 30, 2005. For the period from our date of inception, February 16, 2004 to November 30, 2005, we paid consulting fees of $80,278 to our President, Simon Levin. These fees were paid pursuant to consulting agreements we have had with Mr. Levin.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Our President, Simon Levin, donated rent of $1,875 for our offices, valued at $250 per month, from our inception through November 2005.

      We acquired all of the issued and outstanding shares of common stock of Levin Industries Ltd. from our President, Simon Levin in exchange for 2,500,000 shares of our common stock.

      At November 30, 2005, Simon Levin, our President, owes us $17,593 for various advances we have made to him against future commissions. The amount is non-interest bearing, unsecured and due on demand.

      At August 31, 2005, Simon Levin, our President, owes us $20,222 for various advances we have made to him against future commissions. The amount was non-interest bearing, unsecured and due on demand.

      We paid consulting fees of $12,723 to Simon Levin, our President during the three month period ended November 30, 2005. We paid consulting fees of $43,201 to Simon Levin, our President for the year ended August 31, 2005 and $80,278for the period from Inception(February 16, 2004) through November 30, 2005

      We issued a promissory note for $42,150 (CDN$50,000) to Simon Levin, our President for the acquisition of a 16% interest in ANK Apparel Source Inc. As at February 15, 2006, we had repaid $33,408 (CDN$39,900).

      We generated commission income from ANK of $69,335 during the three month period ended November 30, 2005, We have generated commission income from ANK of $86,035 for the year ended August 31, 2005 and $180,467 for the period from Inception (February 16, 2004) through November 30, 2005. All amounts represent 100% of our total revenues.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of February 13, 2006 with respect to the beneficial ownership of the outstanding common stock by
(i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                                       Percentage of      Percentage of Common
                                                Common Stock            Common Stock      Stock After Offering
Name of Beneficial Owner (1)                 Beneficially Owned     Before Offering (3)            (4)
-----------------------------------------   -------------------   ---------------------   ----------------------
Simon Levin                                       3,000,000                87.22%                 44.78%

-----------------------------------------   -------------------   ---------------------   ----------------------
All  officers  and  directors as a group          3,000,000                87.22%                 44.78%

  (1 person)

*     Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Levin Textiles International Inc., 315 E. 2nd Avenue, Vancouver, British Columbia, Canada V5T 1B9.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(3)   Based on 3,439,500 shares outstanding.

(4) Based on 5,939,500 shares outstanding and assumes that Mr. Levin sells the 340,500 shares registered on this registration statement. In the event that Mr. Levin does not sell any of the shares registered, he will own
      50.51% of the issued and outstanding shares of common stock upon completion of the offering.

                              PLAN OF DISTRIBUTION

      We plan to offer and sell a maximum of 2,500,000 shares of our common stock to the public at a purchase price of ten cents ($0.10) per share. The offering will terminate the earlier of one year from the date of registration, or upon the sale of the 2,500,000th share. The offering will be made on a "self-underwritten" basis, meaning we will sell shares through our sole officer and director, Simon Levin, without an underwriter, and without any selling agents. The offering will be made on a continuous basis. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $250,000 if all the shares offered are sold. Expenses related to the offering are estimated to be approximately $25,000, of which $15,000 has been paid, and the balance will be paid by us from the proceeds of this offering. No commissions or other fees will be paid, directly or indirectly, to any person, finder, underwriter, dealer or firm in connection with solicitation of sales of the shares. If the subscription is rejected, the funds will be immediately returned, without interest, by the escrow agent to the investor.

      There is no minimum investment or minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. Upon acceptance of the subscription the funds will be immediately available to us, and no money will be returned to the investor once we accept the subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

      We will sell the shares in this offering through Simon Levin, our sole officer and director. Mr. Levin will contact individuals and corporations located both inside and outside the United States with whom he has an existing or past pre-existing business or personal relationship and will offer to sell them our common stock. Mr. Levin will receive no commission from the sale of any shares. Mr. Levin will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

      1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

      2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

      3. The person is not, at the time of their participation, an associated person of a broker-dealer; and,

      4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
            (a)(4)(iii).

      Mr. Levin is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Levin is and will continue to be our sole officer and director at the end of the offering. He has not been during the last twelve months and is currently not a broker/dealer or an associated person of a broker/dealer. Mr. Levin has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Levin intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

      PROCEDURES FOR SUBSCRIBING: If you decide to subscribe for any shares in this offering, you must:

      1.    execute and deliver to us a subscription agreement; and

      2. deliver a check or certified funds to us for acceptance or rejection.

      All checks for subscriptions must be made payable to "LEVIN TEXTILES INTERNATIONAL ESCROW ACCOUNT."

      RIGHT TO REJECT SUBSCRIPTIONS: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for securities within 48 hours after we receive them.

      Regulation M of the Securities and Exchange Act of 1934, which replaced Rule 10b-6, may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

      Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

      In addition, the selling stockholders may, from time to time, sell up to 780,000 shares of common stock which they own. The selling stockholders may sell all or a portion of the shares of common stock in privately negotiated transactions or otherwise. Such sales will be offered at $0.10 per share. Unless and until the offering price is changed by subsequent amendment to this prospectus or our shares are quoted on the OTC Bulletin Board. If our shares become quoted on the OTC Bulletin Board, selling stock holders may then sell their shares at prevailing market prices or privately negotiated prices.

      The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

      (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      (c) privately negotiated transactions; and

      (d) a combination of any aforementioned methods of sale.

      The offering of shares by the selling stockholders will run concurrently with the offering of shares on our behalf. In this regard, the selling stockholders, will be competing with us for the sale of shares.

      Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of said shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. The selling stockholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

      The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Furthermore, selling stockholders are subject to Regulation M of the Exchange Act. Regulation M prohibits any activities that could artificially influence the market for our common stock during the period when shares are being sold pursuant to this prospectus. Consequently, selling stockholders must refrain from directly or indirectly attempting to induce any person to bid for or purchase the common stock being offered with any information not contained in this prospectus. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our common stock in connection with the stock offered pursuant to this prospectus.

      A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with the distribution of our common stock by such broker-dealers, or pursuant to exemption from such registration. A selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. A selling stockholder may also loan or pledge the common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. The selling stockholders are advised to ensure that any brokers, dealers or agents affecting transactions on behalf of the stockholders are registered to sell securities in such states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      All expenses of the registration statement estimated to be $25,000 of which $15,000 has been paid including but not limited to, legal, accounting, printing and mailing fees have or will be paid by us. We have agreed to pay the incremental costs of including the selling stockholders' shares in this prospectus. However, any selling costs or brokerage commissions incurred by each selling stockholder relating to the sale of his/her shares will be paid by the selling stockholder.

                              SELLING STOCKHOLDERS

      The following table sets forth the common stock ownership of the selling stockholders as of February 13, 2006. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

                          Shares Beneficially Owned                            Shares Beneficially Owned
                            Prior to the Offering                               After the Offering (1)
                         ---------------------------                           -------------------------
                                                        Total Shares Offered
       Name                 Number        Percent(2)    by this Prospectus(1)      Number       Percent
--------------------     ------------     ----------    ---------------------  ----------       -------
Karl Catill                    45,000        1.3%              45,000                  0            0%
Duane Cole                     40,000        1.2%              40,000                  0            0%
Trenton L. Dahl                27,000         *                27,000                  0            0%
Will Davis                     50,000        1.5%              50,000                  0            0%
Dilshad Jamal                  42,000        1.2%              42,000                  0            0%
Bruce Korhonen                 27,500         *                27,500                  0            0%
Catherine Lai                  45,000        1.3%              45,000                  0            0%
Simon Levin                 3,000,000       87.2%             340,500          2,659,500         44.8%
Ezio Montagliani               28,000         *                28,000                  0            0%
Ajay K. Pathak                 31,000         *                31,000                  0            0%
Anita Pathak                   30,000         *                30,000                  0            0%
Sandra Sanders                 45,000        1.3%              45,000                  0            0%
Jonathan C.F. Shea             29,000         *                29,000                  0            0%

*     Less than 1%.

(1) Assumes that all securities registered will be sold and that all shares of common stock being registered and sold by us as described in this prospectus will be issued.

(2) Applicable percentage ownership is based on 3,439,500 shares of common stock outstanding as of February 13, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 13, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 13, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                            DESCRIPTION OF SECURITIES

      The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

DIVIDEND POLICY

      We have not had any earnings or profits and have not paid any dividends. Our proposed operations are capital intensive and we need working capital.
Therefore, we will be required to reinvest any future earnings in our operations. Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our Board of Directors after considering the conditions then existing, including our earnings, financial condition, capital requirements, and other factors.

      There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

CAPITAL STRUCTURE

      Our authorized capital stock consists of 100,005,000 shares of capital stock, par value $.001 per share, of which 100,000,000 shares are common stock and 5,000 shares are preferred stock that may be issued in one or more series at the discretion of the Board of Directors. As of February 13, 2006, 3,439,500 shares of common stock and 0 shares of Preferred Stock are issued and outstanding.

COMMON STOCK

      The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of Levin Textiles International Inc., the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

      The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered by us hereby, when issued against the consideration set forth in this prospectus, will be, validly issued, fully paid and non-assessable.

PREFERRED STOCK

      Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any preferred shares, if and when issued in the discretion of the Board of Directors, may carry voting, conversion or other rights superior to those of the shares of common stock and may adversely affect the voting power and rights of the common stockholders. Our Board of Directors has not designated any series or class of preferred stock and, as such, there are no shares of preferred stock currently outstanding.

OPTIONS AND WARRANTS

      We have not yet issued any options, warrants or other rights to acquire our securities.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is Colonial Stock Transfer, Salt Lake City, Utah.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of  Incorporation  provide to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer
(including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Our By Laws also provide that the Board of Directors may also authorize our company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

      The validity of the common stock offered hereby will be passed upon for Levin Textiles International Inc. by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

      The consolidated financial statements for Levin Textiles International, Inc. audited for the fiscal year ended August 31, 2005 and from February 16, 2004, the date of inception, to and as of August 31, 2004, included in this prospectus, have been audited by Manning Elliott, LLP, Chartered Accountants, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. We are not required to deliver an annual report to security holders and we do not anticipate sending annual reports to our security holders.

      In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

                        LEVIN TEXTILES INTERNATIONAL INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Registered Public Accounting Firm                      F-1
Consolidated Balance Sheets                                                  F-2
Consolidated Statements of Operations                                        F-3
Consolidated Statements of Cash Flows                                        F-4
Consolidated Statement of Stockholders' Equity (Deficit)                     F-5
Notes to Consolidated Financial Statements                                   F-6

[GRAPHIC OMITTED]
LETTERHEAD: MANNING ELLIOTT


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Levin Textiles International, Inc. (A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Levin Textiles International, Inc. (A Development Stage Company) as of August 31, 2005 and 2004 and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for the year ended August 31, 2005 and the period from February 16, 2004 (Date of Inception) to August 31, 2004 and accumulated for the period from February 16, 2004 to August 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Levin Textiles International, Inc. (A Development Stage Company) as of August 31, 2005 and 2004, and the results of its operations and its cash flows for the year ended August 31, 2005 and the period from February 16, 2004 (Date of Inception) to August 31, 2004 and accumulated for the period from February 16, 2004 to August 31, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and has incurred losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ "Manning Elliott LLP"


CHARTERED ACCOUNTANTS

Vancouver, Canada

December 6, 2005

Levin Textiles International, Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)

                                                                         November 30,    August 31,
                                                                            2005           2005
                                                                              $              $
                                                                         (Unaudited)     (Audited)
                                                                         ------------   ------------
ASSETS
Current Assets

  Cash                                                                          9,315         24,212
  Accounts receivable                                                          60,587            712
  Due from related party (Note 4(a))                                           17,593         20,222
----------------------------------------------------------------------------------------------------

Total Current Assets                                                           87,495         45,146

Investment (Note 2(k))                                                         42,780         41,975
Property and Equipment (Note 3)                                                   844            907
----------------------------------------------------------------------------------------------------
Total Assets                                                                  131,119         88,028
----------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

  Accounts payable                                                             22,061         19,490
  Accrued liabilities (Note 7)                                                 12,778         14,419
  Income taxes payable                                                         27,537          8,356
  Promissory note to a related party (Note 4(e))                               33,882         33,244
----------------------------------------------------------------------------------------------------
Total Liabilities                                                              96,258         75,509
----------------------------------------------------------------------------------------------------

Contingencies and Commitments (Note 1)

Stockholders' Equity

Preferred Stock, 5,000 shares authorized, with a par value of $0.001,
None issued and outstanding                                                        --             --

Common Stock, 100,000,000 shares authorized, with a par value of $0.001,
3,439,500 shares issued and outstanding                                         3,439          3,439
Additional Paid in Capital                                                     60,484         60,484
Donated Capital (Note 4(c))                                                     1,875          1,875
Accumulated Other Comprehensive Income                                            737            201
Deficit Accumulated During the Development Stage                              (31,674)       (53,480)
----------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                     34,861         12,519
----------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                    131,119         88,028
----------------------------------------------------------------------------------------------------

               (The accompanying notes are an integral part of the
                       consolidated financial statements)

Levin Textiles International, Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(Expressed in US dollars)

                                                 Accumulated from                                                For the period from
                                                 February 16, 2004    Three Month     Three Month                 February 16, 2004
                                                (Date of Inception)   Period Ended   Period Ended   Year Ended   (Date of Inception)
                                                  to November 30,     November 30,    November 30,   August 31,     to August 31,
                                                       2005              2005            2004          2005            2004
                                                        $                  $               $             $               $
                                                   (Unaudited)        (Unaudited)     (Unaudited)    (Audited)       (Audited)
----------------------------------------------------------------------------------------------------------------------------------

Revenue                                                    180,467          69,335         45,864       86,035              25,097
----------------------------------------------------------------------------------------------------------------------------------

Expenses

  Amortization                                                 421              80             76          305                  36
  Consulting fees to related party (Note 4(b))              80,278          12,723         10,621       43,201              24,354
  Consulting fees                                            6,527           1,354          1,222        5,173                  --
  General and administrative                                 9,117           2,162            746        5,069               1,886
  Professional fees                                         66,219           7,264          6,999       30,466              28,489
  Rent (Note 4(c))                                           3,608             382            742        1,601               1,625
  Travel                                                    19,032           4,708            151        5,783               8,541
----------------------------------------------------------------------------------------------------------------------------------
Total Expenses                                             185,202          28,673         20,557       91,598              64,931
----------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss )Before Provision for
Income Taxes                                                (4,735)         40,662         25,307       (5,563)            (39,834)

Provision for Income Taxes                                 (26,939)        (18,856)        (9,989)      (8,083)                 --
----------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                          (31,674)         21,806         15,318      (13,646)            (39,834)

Other Comprehensive Income
  Foreign currency translation adjustment                      737             536            460          201                  --
----------------------------------------------------------------------------------------------------------------------------------

Comprehensive Income (Loss)                                (30,937)         22,342         15,778      (13,445)            (39,834)
----------------------------------------------------------------------------------------------------------------------------------

Net Loss Per Share - Basic and Diluted                                        0.01           0.01           --               (0.06)

Weighted Average Shares Outstanding                                      3,440,000      3,000,000    3,302,000             627,000
----------------------------------------------------------------------------------------------------------------------------------

              (The accompanying notes are an integral part of the
                       consolidated financial statements)

Levin Textiles International, Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Expressed in US dollars)

                                                 Accumulated from                                                For the period from
                                                 February 16, 2004    Three Month     Three Month                 February 16, 2004
                                                (Date of Inception)   Period Ended   Period Ended   Year Ended   (Date of Inception)
                                                  to November 30,     November 30,    November 30,   August 31,     to August 31,
                                                       2005              2005            2004          2005            2004
                                                        $                  $               $             $               $
                                                   (Unaudited)        (Unaudited)     (Unaudited)    (Audited)       (Audited)
----------------------------------------------------------------------------------------------------------------------------------
Operating Activities

Net income (loss)                                          (31,674)         21,806         15,318      (13,646)            (39,834)

Adjustments to reconcile net loss to cash:
  Amortization                                                 421              80             76          305                  36
  Donated rent                                               1,875              --            250          250               1,625

Change in operating assets and liabilities:
  (Increase) in accounts receivable                        (59,345)        (59,345)       (10,114)          --                  --
  Increase (decrease) in accounts payable and
  accrued liabilities                                       33,084             730          8,055       15,519              16,835
  Increase in income taxes payable                          26,939          18,856          9,989        8,083                  --
  (Increase) decrease in due from related
  party                                                    (24,761)          2,991        (26,315)     (35,413)              7,661
----------------------------------------------------------------------------------------------------------------------------------
Net Cash Used In Operating Activities                      (53,461)        (14,882)        (2,741)     (24,902)            (13,677)
----------------------------------------------------------------------------------------------------------------------------------
Investing Activities

  Cash received on acquisition of Levin
  Industries Ltd.                                           25,000              --             --           --              25,000
  Purchase of property and equipment                        (1,139)             --             --           --              (1,139)
----------------------------------------------------------------------------------------------------------------------------------
Net Cash Flows Provided By Investing
Activities                                                  23,861              --             --           --              23,861
----------------------------------------------------------------------------------------------------------------------------------
Financing Activities

  Proceeds from issuance of common shares,
  net                                                       38,923              --             --       38,922                   1
----------------------------------------------------------------------------------------------------------------------------------
Net Cash Flows Provided By Financing
Activities                                                  38,923              --             --       38,922                   1
----------------------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                         (8)            (15)           (14)           7                  --
----------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in Cash                                  9,315         (14,897)        (2,755)      14,027              10,185

Cash - Beginning of Period                                      --          24,212         10,185       10,185                  --
----------------------------------------------------------------------------------------------------------------------------------
Cash - End of Period                                         9,315           9,315          7,430       24,212              10,185
----------------------------------------------------------------------------------------------------------------------------------

Non-Cash Financing Activities

Investment acquired by issue of promissory
note to related party (Note 4(e))                           42,150              --         42,150       42,150                  --
----------------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures

Interest paid                                                   --              --             --           --                  --
Income taxes paid                                               --              --             --           --                  --

               (The accompanying notes are an integral part of the
                       consolidated financial statements)

Levin Textiles International, Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity (Deficit)
From February 16, 2004 (Date of Inception) to August 31, 2005
(Expressed in US dollars)

                                                                                                              Deficit
                                                                                            Accumulated     Accumulated
                                                                  Additional                   Other         During the
                                                                   Paid-in      Donated    Comprehensive    Development
                                           Shares       Amount     Capital      Capital        Income         Stage          Total
                                              #           $           $            $             $              $             $
Balance - February 16, 2004 (Date of
  Inception)                                --            --            --           --              --            --            --

Stock issued for cash                      100             1            --           --              --            --             1

Adjustment for reverse acquisition

-  elimination of shares of Levin
   Industries Ltd.                        (100)           (1)           --           --              --            --            (1)

-  add issued shares of Levin
   Textiles International, Inc.      3,000,000         3,000        22,001           --              --            --        25,001

Donated rent                                --            --            --        1,625              --            --         1,625

Net loss                                    --            --            --           --              --       (39,834)      (39,834)
-----------------------------------------------------------------------------------------------------------------------------------
Balance - August 31, 2004            3,000,000         3,000        22,001        1,625              --       (39,834)      (13,208)

Stock issued for cash, net of
  issue costs of $5,028                439,500           439        38,483           --              --            --        38,922

Donated rent                                --            --            --          250              --            --           250

Foreign currency translation
  adjustment                                --            --            --           --             201            --           201

Net loss                                    --            --            --           --              --       (13,646)      (13,646)
-----------------------------------------------------------------------------------------------------------------------------------

Balance - August 31, 2005            3,439,500         3,439        60,484        1,875             201       (53,480)       12,519

Foreign currency translation
  adjustment                                --            --            --           --             536            --           536

Net Income                                  --            --            --           --              --        21,806        21,806
-----------------------------------------------------------------------------------------------------------------------------------
Balance - November 30, 2005
  (Unaudited)                        3,439,500         3,439        60,484        1,875             737       (31,674)       34,861
-----------------------------------------------------------------------------------------------------------------------------------

              (The accompanying notes are an integral part of the
                       consolidated financial statements)

                       Levin Textiles International, Inc.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

1.    DEVELOPMENT STAGE COMPANY

      The Company was incorporated in the State of Delaware, USA on July 7, 2004. Effective July 16, 2004, the Company acquired all the outstanding common stock of Levin Industries Ltd. ("Industries"), a company under common control. Prior to the acquisition, the Company was a non-operating shell corporation with net assets consisting solely of cash of $25,000. The acquisition is a capital transaction in substance and therefore has been accounted for as a recapitalization. See Note 6.

      The Company's principal business is in the garment manufacturing industry (technical outerwear), specializing in sales, product development, initial sample approval, fabric sourcing, and product placement in Asian Pacific Rim and North American facilities.

      The Company is in the development stage and planned principal activities have commenced, but there has been no significant revenue therefrom. In a development stage company, management devotes most of its activities to developing a market for its products and services. The Company's primary source of revenue is currently commission income from product sales to third parties. These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated minimal revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern and the ability of the Company to emerge from the development stage is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, to generate significant revenues and the attainment of profitable operations. As at November 30, 2005, the Company has a working capital deficiency of $8,763 and has accumulated losses of $31,674 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

      In December 2004, pursuant to a private placement, the Company issued 439,500 common shares at a price of $0.10 per share for cash proceeds of $38,922 after issue costs.

      The Company plans to file an amended Form SB-2 Registration Statement ("SB-2") with the United States Securities and Exchange Commission to register up to 780,000 shares of common stock held by existing shareholders for resale at a price of $0.10 per share. Also pursuant to the SB-2, the Company plans to offer up to 2,500,000 common shares at a price of $0.10 per share for maximum proceeds of $250,000 to the Company.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Basis of Presentation and Fiscal Year

            These financials statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company has not produced significant revenue from its principal business and is a development stage company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises". These financial statements include the accounts of the Company and its wholly-owned subsidiary, Levin Industries Ltd. All intercompany transactions and balances have been eliminated. The Company's fiscal year-end is August 31.

      b)    Use of Estimates

            The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      c)    Other Comprehensive Income (Loss)

            SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income
            (loss) and its components in the financial statements. As at November 30, 2005 and 2004, the Company's only component of comprehensive income was foreign currency translation adjustments.

      d)    Cash and Cash Equivalents

            The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

                       Levin Textiles International, Inc.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      e)    Concentrations

            The fair value of financial instruments, which include accounts receivable, accounts payable, accrued liabilities, income taxes payable, and due to/from a related party were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada resulting in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the
            Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

            For the three month periods ended November 30, 2005 and 2004, revenues from a single, related party customer represented 100% of total revenues (2004 - 99%), and 100% of total accounts receivable (2004 - 100%), respectively.

            Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality financial institution.

      f)    Foreign Currency Transactions

            During the fiscal period ended November 30, 2005, the functional currency of the Company's wholly-owned subsidiary changed to the Canadian dollar. The financial statements of this subsidiary are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation" using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders' equity. Foreign currency transaction gains and losses are included in current operations.

      g)    Revenue Recognition

            The Company earns commission income from product sales made by an affiliated company, ANK Apparel Source Inc. ("ANK"). Commission income is recognized at the time products are shipped to customers by ANK. The Company records commission income on a net basis in accordance with EITF 99-19, "Reporting Revenue Gross as a Principal vs. Net as an Agent". The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements". Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the product is shipped by ANK, and collectibility is reasonably assured.

      h)    Property and Equipment

            Property and equipment consists of computer hardware and is recorded at cost. Computer hardware is being amortized on the straight line basis over the estimated life of four years.

      i)    Long-Lived Assets

            In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

      j)    Basic and Diluted Net Income (Loss) per Share

            The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

                       Levin Textiles International, Inc.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      k)    Investment

            Investment consists of a 16% interest in the common shares of ANK Apparel Source Inc., a private company incorporated in the Province of British Columbia, Canada. This investment has been accounted for under the cost method of accounting.

      l)    Income Taxes

            Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

      m)    Recent Accounting Pronouncement

            In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A
            Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

            In December 2004, FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

            In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

            In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

                       Levin Textiles International, Inc.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      n)    Interim Financial Statements

            The interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

3.    PROPERTY AND EQUIPMENT

                                                                  November 30,         August 31,
                                                                      2005                2005
                                                Accumulated       Net Carrying        Net Carrying
                                Cost            Amortization          Value              Value
                                  $                  $                  $                  $
                                                                   (Unaudited)        (Audited)
Computer hardware               1,285               441              844                  907
--------------------------------------------------------------------------------------------------

4.    RELATED PARTY TRANSACTIONS/BALANCES

      a)    At November 30, 2005, $17,593,  (August 31, 2005 - $20,222) is owing from the President of the Company. These amounts are non-interest bearing, unsecured and due on demand.

      b) Consulting fees of $12,723 were paid to the President of the Company during the three month period ended November 30, 2005 (November 30, 2004 - $10,621).

      c) The President of the Company provided office premises to the Company at no charge up to September 30, 2004. The donated office premises were valued at $250 per month. During the three month period ended November 30, 2005, donated rent of $nil was recorded (November 30, 2004 - $250). Commencing October 1, 2005 the Company entered into a lease agreement for a one year term (refer to Note 9).

      d) The Company acquired all the issued and outstanding common shares of Levin Industries Ltd. from the President of the Company (refer to
            Note 6).

      e) The Company issued a promissory note for $42,150 (CDN$50,000) to the President of the Company for the acquisition of a 16% interest in ANK Apparel Source Inc. ("ANK"). During the year ended August 31, 2005, the Company repaid $8,906.

      f) The Company generated commission income from ANK of $69,335 during the three month period ended November 30, 2005, (November 30, 2004 - $45,864), representing 100% of total revenues.

5.    COMMON STOCK

      a)    On  February  16,  2004,  prior  to  the   recapitalization,   Levin
            Industries Ltd. issued 100 shares of common stock at a price of $0.01 per share in consideration for $1.

      b) On July 15, 2004, prior to the recapitalization, the Company issued 500,000 shares of common stock to the President of the Company at a price of $0.05 per share for cash proceeds of $25,000.

      c) On July 16, 2004, the Company issued 2,500,000 shares of common stock to the President of the Company at a fair value of $0.01 per share in consideration for all the issued and outstanding share capital of Industries.

      d) In December 2004, pursuant to a private placement, the Company issued 439,500 common shares at a price of $0.10 per share for cash proceeds of $38,922, net of issue costs of $5,028.

                       Levin Textiles International, Inc.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

6.    CAPITAL TRANSACTION

      By a Share Purchase Agreement dated July 22, 2004, the Company acquired 100% of the issued and outstanding common stock of Levin Industries Ltd. ("Industries") in consideration for the issue of 2,500,000 shares of common stock of the Company. Industries was incorporated on February 16, 2004 under the Company Act of British Columbia and was owned by the President of the Company. The principal business of Industries is in the garment manufacturing industry specializing in sales, product development, initial sample approval, fabric sourcing, and product placement.

      Prior to the recapitalization, the Company was a non-operating shell company with net assets consisting solely of cash of $25,000. Therefore, this acquisition is a capital transaction in substance, rather than a business combination, and has been accounted for as a recapitalization using the purchase method of accounting. Because Industries is deemed to be the acquirer for accounting purposes, the financial statements are presented as a continuation of Industries and include the results of operations of Industries since incorporation on February 16, 2004, and the results of operations of the Company since the date of acquisition on July 22, 2004.

      As at July 16, 2004 the Company had $25,000 of net assets which has been allocated to additional paid in capital.

7.    ACCRUED LIABILITIES

      As  at  November  30,  2005,  accrued   liabilities   consist  of  accrued
      professional fees of $10,947 (August 31, 2005 - $12,000) and accrued rent of $1,831 (August 31, 2005 - $2,419).

8.    INCOME TAX

      The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes". Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net U.S. operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net U.S. operating losses carried forward in future years. The Company has U.S. tax losses of $69,000 as of August 31, 2005, to offset future years taxable income expiring commencing in fiscal 2024.

      Income tax expense was as follows:

                                                     From
                                               February 16, 2004
                          Year Ended          (Date of Inception)
                          August 31,             to August 31,
                             2005                     2004
                              $                         $
Current
   Canada                    8,083                        --
   United States                --                        --

Deferred:
   Canada                       --                        --
   United States                --                        --
---------------------------------------------------------------
Provision for income taxes   8,083                        --
---------------------------------------------------------------

      A reconciliation of the statutory federal income tax rate to the Company's effective tax rate follows:

                                                Canada            United States

Statutory federal income tax rate                37.6%                35.0%
Utilization of tax losses carried forward       (14.7%)                 --
Change in valuation allowance                      --                (35.0%)
--------------------------------------------------------------------------------

Effective income tax rate                        22.9%                  --
--------------------------------------------------------------------------------

                       Levin Textiles International, Inc.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                November 30, 2005

8.    INCOME TAX (CONTINUED)

      The deferred tax asset is as follows:

                                                                 From
                                                          February 16, 2004
                                          Year Ended     (Date of Inception)
                                          August 31,         to August 31,
                                             2005                2004
                                               $                  $

Deferred tax asset:
  Net operating loss carryforwards         22,400              13,084
  Less valuation allowance                (22,400)            (13,084)
-----------------------------------------------------------------------------
Net deferred tax asset                         --                  --
-----------------------------------------------------------------------------

9.    COMMITMENT

      On October 1, 2005, the Company entered into a lease agreement for office premises at a rate of CDN$1,800 per annum, for a one year term expiring September 30, 2006.

                                    3,280,000
                                    SHARES OF
                                  COMMON STOCK

                                       OF

                        LEVIN TEXTILES INTERNATIONAL INC.




                                   PROSPECTUS




                 The date of this prospectus is __________, 2006


NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

Until 90 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter (Item 503(e)) all dealers effecting transactions in the registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Articles of  Incorporation  provide to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer
(including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Our By Laws also provide that the Board of Directors may also authorize our company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

         Nature of Expense              Amount
         -----------------              ------

SEC Registration fee              $          38.61
Accounting fees and expenses              3,000.00*
Legal fees and expenses                  20,000.00*
                                  ----------------
Blue Sky Fees and Expenses                  100.00
Printing and Engraving Expenses             500.00
Miscellaneous                             1,000.00
  TOTAL                           $      24,638.61*
                                  ================

*     Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      Since we were formed on February 16, 2004, we issued an aggregate of 3,439,500 shares of our common stock to 13 individuals pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation S, promulgated pursuant to the Securities Act.

      On July 22, 2004, we sold 500,000 shares of our common stock to our President, Simon Levin, for consideration of $25,000.

      On July 22, 2004, we issued 2,500,000 shares of our common stock to our President, Simon Levin, in exchange for all of the issued and outstanding shares of Levin Industries Ltd.

      On December 31, 2004, we sold 439,500 shares of our common stock to 12 unrelated individuals in a private placement for $0.10 per share.

      All of the foregoing issuances were exempt from registration under Section 4(2) of the Securities Act and/or Regulation S, promulgated pursuant to the Securities Act. None of the purchasers who received shares under Regulation S are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). In addition, all sales made under Regulation S comply with Section (903(b)(3) of Regulation S. Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

ITEM 27. EXHIBITS

EXHIBIT NUMBER                             DESCRIPTION
---------------     ----------------------------------------------------------

3.1                 Certificate of Incorporation of Levin Textiles International
                    Inc. (1)

3.2                 Bylaws (1)

4.1                 Form of Subscription Agreement

5.1                 Opinion of Sichenzia Ross Friedman Ference LLP (2)

10.1 Share purchase agreement, dated as of July 16, 2004, by and between Levin Textiles International and Simon Levin (1)

10.2 Share purchase agreement, dated as of November 1, 2004, by and between Levin Industries Ltd. and Simon Levin (1)

10.3 Promissory Note, dated November 1, 2004, issued by Levin Industries Ltd. to Simon Levin (1)

10.4 Agreement dated as of February 16, 2004 by and between Levin Industries Ltd. and A N' K Apparel Source Inc. (1)

10.5 Consulting Agreement, dated as of May 1, 2004, by and between Levin Industries Ltd. and Simon Levin.

10.6 Consulting Agreement, dated as of May 1, 2005, by and between Levin Industries Ltd. and Simon Levin.

21.1                List of Subsidiaries

23.1                Consent of Sichenzia Ross Friedman Ference LLP (Included in
                    Exhibit 5)

23.2                Consent of Manning Elliott, LLP, Chartered Accountants

(1) Filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on March 14, 2005 and incorporated herein by reference.

(2) Filed as an exhibit to amendment No. 1 to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on July 13, 2005 and incorporated herein by reference.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada on February 27, 2006.

                               LEVIN TEXTILES INTERNATIONAL INC.


                               By:  /s/ SIMON LEVIN
                                   ------------------------------------
                                        Simon Levin,
                                        President, Principal Executive Officer,
                                        Principal Financial Officer, Principal
                                        Accounting Officer, Secretary Treasurer
                                        and Director

      In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

    Signature                            Title                                 Date
 ---------------      -------------------------------------------------   -----------------
 /s/ SIMON LEVIN      President, Principal Executive Officer, Principal   February 27, 2006
----------------      Financial Officer, Principal Accounting Officer,
Simon Levin           Secretary, Treasurer and Director